Exhibit 23.3

CONSENT OF BAKER TILLY BRASIL–ES AUDITORES INDEPENDENTES LTDA

We hereby consent to the use of our name and to the inclusion of our valuation report, dated July 21, 2009, as Exhibit 99.4 to, and the reference thereto under the caption “The Stock Swap Merger-Valuation Report of Baker Tilly” in Part Six of, the Prospectus of Votorantim Celulose e Papel S.A., which Prospectus is part of the Registration Statement on Form F-4 of Votorantim Celulose e Papel S.A.

Vitória, ES, Brazil, October 27, 2009.

/s/ Wladimir Firme Zanotti
Wladimir Firme Zanotti Sócio-Contador CRC 1ES007326/O-5 BAKER TILLY BRASIL-ES Auditores Independentes Ltda. CRC 2ES000289/O-5